UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (980)221-3235
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification to Certain Compensation Arrangements for CEO
On December 10, 2020, Edward L. Doheny II, President and Chief Executive Officer of Sealed Air Corporation (the “Company”), entered into a letter agreement with the Company (the “Letter Agreement”) adjusting certain compensation arrangements that were included in his original offer letter agreement with the Company dated September 5, 2017 (the “2017 Offer Letter”).
Under the 2017 Offer Letter, Mr. Doheny is eligible to receive a reimbursement for 100% of the loss on sale of his home in Milwaukee, WI, capped at $300,000, should he choose to sell that home by September 18, 2020 (i.e., within three years after his original start date). The Letter Agreement extends the period for this home sale loss protection until September 18, 2022 (i.e., within five years after his original start date). The Board of Directors of the Company believes that the extension of this home sale loss protection was appropriate given the disruptions to real estate markets caused by the pandemic.
Under the 2017 Offer Letter, Mr. Doheny was granted 70,000 performance-vesting restricted stock units (the “new hire PSUs”), which are scheduled to vest on December 31, 2020 if either of the following two performance conditions is achieved: (i) the Company’s cumulative total stockholder return for 2018-2020 is in the top 33% of its peers (using the same peers and methodology under the Company’s annual PSU awards) and the Company’s stock price as of December 31, 2020 equals at least $60/share, or (ii) the Company’s stock price as of December 31, 2020 equals at least $75/share. The 2017 Offer Letter provides that the stock price as of December 31, 2020 for this purpose will be determined using a 30-day arithmetic mean of closing prices. The Board of Directors of the Company determined that the new hire PSUs should be modified in light of business disruptions caused by the pandemic and to further encourage Mr. Doheny’s continued retention and focus on future stock price performance. As a result, the Letter Agreement provides that the new hire PSUs are adjusted as follows:
•Half of the award – 35,000 units – is converted to an award of time-vesting restricted stock units (RSUs) vesting on September 18, 2022 (i.e., the fifth anniversary of his original start date).
•The remaining half of the award – 35,000 units – will remain PSUs that are subject to the original performance conditions, but measured as of September 18, 2022 rather than December 31, 2020 (with the Company’s stock price for that purpose determined using a 30-day arithmetic mean of closing prices as of September 18, 2022).
Vesting of the adjusted RSUs and PSUs is subject to Mr. Doheny’s continued employment with the Company through September 18, 2022, subject to treatment upon termination of employment consistent with the 2017 Offer Letter.
The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated December 10, 2020, between Edward L. Doheny II and Sealed Air Corporation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Angel S. Willis
	Name:	Angel S. Willis
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)
Date: December 14, 2020